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Exhibit 10.2.4

                 AGREEMENT REGARDING MARKETING OF ASTROLOGY CLUB

AGREEMENT entered into as of the 1st day of February 1998 by and between QUINTEL ENTERTAINMENT, INC., a corporation organized under the laws of Delaware with offices at One Blue Hill Plaza, Fifth Floor, Pearl River, New York 10965 (hereafter referred to as "Quintel") and ACCESS RESOURCE SERVICES, INC., a Delaware corporation with offices at 2455 E. Sunrise Boulevard, Fort Lauderdale, Florida 33304 (hereafter referred to as "Access").

                                    RECITALS:

      A. Quintel and each of Psychic Readers Network, Inc., a Florida corporation ("PRN") and Steven L. Feder, Thomas H. Lindsey, Peter Stolz (PRN and the foregoing individuals are referred to as the "PRN Parties") are parties to certain Non-Competition and Right of First Refusal Agreements dated September 10, 1996 (collectively referred to as the "Non-Compete Agreements"), restricting, among other things, the right of the PRN Parties to engage in certain businesses which compete with Quintel's business, including, but not limited to, membership clubs relating to astrology.

      B. Access is controlled by one or more of the PRN Parties, and Access and the PRN Parties have requested Quintel's consent to Access marketing a premium telephone psychic astrology club service billed on a monthly recurring format.

      C. Quintel is willing to consent to Access's marketing and providing to its customers the Astrology Club using a 4250 Bill Record on the terms described in this Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt of which is acknowledged by the parties, it is hereby agreed as follows:

1. DEFINITIONS. The following terms shall have the meanings set forth below when used in this Agreement:

            i. The term "active member" means an Astrology Club customer which is eligible for billing on a 4250 Record as a club member.

            ii. The term "Astrology Club" refers to a premium billed telephone psychic astrology club service billed on a 4250 Bill Record.

            iii. The term "4250 Bill Record" means a monthly recurring bill format used to bill premium telephone services.

            iv. The term "Quintel Fee" refers to the amounts due to Quintel under this Section 2.
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2.    CONSENT BY QUINTEL. Quintel consents to Access marketing an Astrology Club or Clubs and providing the services of such Astrology Clubs to Access's customers using a 4250 Bill Record. Quintel shall have the right to terminate this Agreement on thirty (30) days prior written notice to Access, and Access shall cease the marketing of the Astrology Clubs on the date of termination stated in Quintel's notice (the "Termination Date"), provided, however, that after the Termination Date, Access may continue to bill all 4250 Bill Records generated by the Astrology Club on or prior to the Termination Date for amounts due from customers of the Access Astrology Club as of the Termination Date, and Access will continue to pay the Quintel Fee due with respect to active members of the Astrology Club obtained by Access prior to the Termination Date.

3. QUINTEL FEE. In consideration for Quintel's consent, Access will pay Quintel {Confidential portion omitted and filed separately with the Commission} per month (commencing with February 1998) for each other active member of an Astrology Club.

      a. Access will pay the Quintel Fee to Quintel on a monthly basis, within ten (10) business days after the end of each month in which its Astrology Clubs have one or more active members. The first monthly payment, which shall be due on June 15, 1998, shall cover the months of February-May, 1998. Access will provide Quintel with a monthly statement setting forth the calculation of the Quintel Fee, and with copies of such billing records and other documents reasonably requested by Quintel as supporting documentation for the calculation of the Quintel Fee.

4.    MISCELLANEOUS.

      a. Access may not assign its rights and obligations under this Agreement without the consent of Quintel.

      b. Access represents and warrants to Quintel that Access is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by its pursuant to the provisions hereof, and is not subject to, or a party to, any contract, agreement, instrument, order, judgment or decree, or any other restriction of any kind or character, which would prevent its entry into the performance under this Agreement, and no consent of or other action by or notice to any third party is required in connection with Access's entering into and performing under this Agreement.

      c. Any notice or other communications required or permitted hereunder shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand and followed by notice by mail or facsimile transmission; (b) one day after the date of delivery by Federal Express or other nationally recognized courier service, if delivered by priority overnight delivery between any two points within


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            the United States; or (c) five days after deposit in the mails, if mailed by certified or registered mail (return receipt requested) between any two points within the United States, and in each case of mailing, postage prepaid, addressed to a party at its address first set forth above, or such other address as shall be furnished in writing by like notice by any such party.

      d. No waiver by a party of any breach of this Agreement by the other shall be deemed to be a waiver of any preceding or subsequent breach.

      e. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein.

      f. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto and the other persons executing this Agreement.

      g. This Agreement may not be changed orally, but only by an agreement in writing signed by the party or parties to be charged thereby.

      h. This Agreement shall be governed by and construed in accordance with the law of New York, including its choice of law rules. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York in New York County or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts for itself the jurisdiction of the aforesaid courts, irrevocably consents to the service of any and all process in any action or proceeding by the mailing of copies of such process to such party at its address provided for the giving of notices under Section 6(b) above, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each party hereto irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any judicial proceeding brought in such courts and any claim that any such judicial proceeding has been brought in an inconvenient forum.

      i. This agreement does not constitute a joint venture or partnership by the parties, and each party is entering into this Agreement as a principal and not as an agent of the other.

      j. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein


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            and any other application thereof shall not in any way be affected or impaired thereby, and the extent of such invalidity or unenforceability shall not be deemed to destroy the basis of the bargain among the parties as expressed herein, and the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

      k. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent or for any purpose, to limit or define the text of any section.

      l. This Agreement may be executed in several counterparts and all counterparts so executed shall constitute one agreement binding on all the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

QUINTEL ENTERTAINMENT, INC.


By: /s/ Jeffrey Schwartz, Chairman 6/14/98
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ACCESS RESOURCE SERVICES, INC.


By: /s/ Steven L. Feder
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